Exhibit 10.1

MARKETING AND DISTRIBUTION AGREEMENT

THIS MARKETING AGREEMENT (“Agreement”) made as of this 9th day of January, 2004 between Vase Active Pharmaceuticals, Inc. (“VAPH”) with a place of business at 99 Rosewood Drive, Danvers, Massachusetts, 01923, and OrthoDistribution, Inc. (“ODI”) with a place of business at 116 Bridges Lane, North Andover, MA 0l845

WITNESSETH:

WHEREAS, VAPH is in the business of manufacturing and marketing consumer products; and

WHEREAS, ODI has established a sales and distribution net work into the orthopedic marketplace; and

WHEREAS VAPH has developed an innovative Over-the-Counter pain reliever to treat arthritis and muscle and joint pain currently marketed under the names “Osteon” and “Athlete’s Relief” (the “Arthritis Product”); and

WHEREAS, VAPH wishes to engage ODI to jointly market and sell with VAPH the Product under exclusive label specifically designed for the professional medic.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Marketing and Promotion

1.1           VAPH will manufacture a product that is specifically labeled for the professional orthopedic market and specifically identified to this strategic relationship.  VAPI-I shall supply to ODI the product that it needs to market into its distribution channel.  ODI shall have the right, at its option, to advertise, promote, market, sell and otherwise distribute the Arthritis Product through whatever means arid media, now existing or hereafter created, which ODI, in its sole judgment, may choose.  The entire cost of the marketing effort, including promotional programs, shall be borne by ODI.

1.2           ODI shall have the right to duplicate, distribute and prepare derivative works of all copyrighted elements of the Arthritis Product in all media, now known or hereafter created.

1.3           ODI shall have the right to specific and determine the form and content of all packaging, invoices, advertising, and all associated prom and merchandising materials for sale and marketing of the Product.

1.4           All right, title and interest in and to the entire editorial visual, audio and graphic content of all advertisements and promotional materials developed by and for the Arthritis

Product by ODI shall be the property of both ODI and VAPH.  However, all product packaging must contain the following:

“This product is formulated ‘with VAPWS advanced, patented transdermal delivery technology called PENtoCORE.”

In addition, the product must have the VAPH technology symbol on the front, lower’ panel of the label and box.

1.5           Should ODI elect to conduct any clinical studies using the Arthritis Product, or contract with others to perform any clinical studies using the Arthritis Product on its behalf, such clinical studies shall be the property of both VAPH and ODI.  VAPH shall have the right on fourteen (14) business days prior notice, to review these studies.  VAPH agrees that it will not use or disclose to any third party such clinical studies without ODI’s prior written consent, which may not be unreasonably withheld.

2.             Product

2.1           VAPH represents and warrants that:

(a)                                  The Arthritis Product shall contain only wholesome, first quality ingredients, which are not in a damaged or degraded condition and which comply in all respects with and/or have received all required approvals required by applicable governmental regulations, laws and rules and/or quality assurance standards regarding safety, efficacy, packaging/labeling and/or content including, without limitation, the Pure Food and Drug Act;

(b)                                 The Arthritis Product are effective for their intended purpose and VAPH will promptly replace or refund the cost of any identified defective or damaged Arthritis Product (in the case of damaged Arthritis Product, so long as VAPH has been notified of such damage within ten (10) business days of ODI’s receipt of such damaged Arthritis Product and iii the case of defective Arthritis Product within ten (10) days of ODI’s actual knowledge that such Arthritis Product are defective), or Arthritis Product not conforming with applicable laws, regulations, or rules.

(c)                                  The manufacture and sale of the Arthritis Product does not infringe upon any patent.

(d)                                 All information provided to ODI by VAPH with respect to the Arthritis Product is accurate, true and correct and all claims made by VAPH, regarding the Arthritis Product can be substantiated.  ODI shall submit for VAPH review and approval, which may not be unreasonably withheld, and VAPH will review and approve (as appropriate) the accuracy of all promotional, marketing and advertising materials submitted by ODI to VAPH.  VAPH shall have no responsibility for determining whether the contents of such materials conform to legal requirements with respect thereto, it being understood that such responsibility shall remain with ODI.

3.             Pricing and Payment Terms

3.1           VAPH will supply the product to ODI to distribute.  ODI and VAPH will split gross revenue associated with this product with 50% going to VAPH and 50% going to ODI.  VAPH will outsource product manufacturing to an independent third party manufacturer that will produce the product to VAPH’S specifications and protocol.  VAPH will be responsible, in its sole discretion, for choosing the contract manufacturer and all trade secrets, production protocol that is not public domain will remain trade secrets to VAPH.  ODI will provide a monthly report to VAPH on unit, sales and provide payments accordingly.

3.2           VAPH and ODI will agree jointly as to the price point by which the product will be sold into the market.

3.3           Accounting Records: ODI shall keep a complete and accurate account of the product unit sales in sufficient detail to determine the revenue split. ODI shall provide VAPH with complete data on the number of units sold.  ODI shall keep such information for one (1) year after revenue split payments.  VAPH shall have the right, once a year and during business hours upon reasonable notice, to send an independent auditor to inspect and review the books and reports of ODI that are necessary for the calculation of revenue split.  The independent auditors performing such inspection or audit shall be bound to CD to retain ODI’s information as confidential, even from VAPH and shall only be allowed to disclose whether ODI calculations were accurate and, if not, the amount of discrepancy, which shall be adjusted between the parties within thirty (30) days from the independent auditor report.  Such inspection and audit shall be at VAPH’s expense.

4.             Authority - Reliance

4.1           By VAPH: VAPH represents and warrants to ODI as follows:

(a)                                  VAPH has all requisite power and authority to execute, deliver and perform this Agreement, to grant all rights granted to ODI hereunder, and has duly authorized, by all necessary action, the execution and delivery hereof by the officer or individual whose name is signed on its behalf below.

(b)                                 The execution and delivery by VAPH of this Agreement and the performance by it of its obligations hereunder do not and will not conflict with or result in a breach of or a default of any other agreements, instrument, order, law or regulation applicable to VAPH, or by which it may be bound.

4.2           By ODI: represents and warrants to VAPH as follows:

(a)                                  ODI has all requisite power and authority to execute, deliver and perform this Agreement, and has duly authorized, by all necessary action, the execution and delivery hereof by the officer or individual whose name is signed on its behalf below.

(b)                                 The execution and delivery by ODI of this Agreement and the performance by it of its obligations hereunder do not and will not conflict with or result in a breach or default of any other agreement, instrument, order, law or regulation applicable to ODI or by which it may be bound.

5.             Indemnification

5.1           Bv VAPH.  VAPH shall indemnify, defend and hold harmless ODI and its officers, directors, employees, agents, successors and assigns from and against any and all costs, damages, liabilities, and expenses whatsoever, including, without limitation, damages, judgments, awards, costs and reasonable attorneys’ fees and disbursements which ODI may incur or become obligated to pay arising out of or resulting from (i) the activities of VAPH pursuant to this Agreement, (ii) the breach by VAPH of any of its representations, warranties, covenants, obligations or duties under this Agreement.  However, VAPH shall not be liable to ODI for consequential damages, and, provided, further that VAPH shall not be liable for damages occasioned by regulatory interference with the marketing by ODI of the Arthritis Product.

5.2           By ODI.  ODI shall indemnify, defend and hold harmless VAPH and its officers, directors, employees, agents successors and assigns, from and against any and all costs, damages, liabilities, and expenses whatsoever, including, without limitation, damages, judgments, awards, costs and reasonable attorneys’ fees and disbursements which VAPH may incur or become obligated to pay arising out of or resulting from (i) the activities of ODI pursuant to this Agreement, or (ii) the breach by ODI of any of its representations, warranties, covenants, obligations, or duties under this Agreement.  However, ODI shall not be liable to VAPH for consequential damages.

6.             Term — Termination

6.1           The term of this Agreement shall commence as of the date hereof continue indefinitely unless a breach of this contract occurs;

6.2           In the event of a breach of any representation, warranty. covenant, obligation or duty by a party, and said breach is not cured within thirty (30) days after receipt of written notice thereof, the other party may terminate this Agreement. Such termination shall be without prejudice to any rights or remedies at law or in equity, which may he available to the non-breaching party.

6.3           Upon the termination of this Agreement, ODL shall retain indefinitely the rights to process those orders for Arthritis Product that we’re placed prior to the effective date of termination and accept those orders from customers with whom ODI was negotiating or whom ODI had solicited prior to the effective date of termination, together with the right to solicit and ODI reorders from prior customers with respect to Arthritis Product in its inventory or which it had ordered as of the date of such termination. in each case, the parties shall continue to perform as though this Agreement were still in effect until refunds and replacements have been satisfactorily honored.  Termination of this Agreement shall not affect the rights of the parties with respect to the intellectual property rights provided herein and the Indemnities as set forth in Section 5, as the term of such sections shall survive the termination alibis Agreement.

7.             Further Actions.

The parties agree to execute such additional documents and to perform all such other and further acts as may be necessary or desirable to carry out the purpose and intent of this Agreement.

8.             Exclusivity

8.1           ODI and VAPH will own jointly the label associated with this product and shall split the gross proceeds of the revenue generated from the sale of this product as specified in paragraph 3 above.  This label is exclusively owned by the parties to this Agreement.

8.2           Other than the right to market Arthritis Product, which contains VAPH’s patented technology, nothing in this Agreement conveys any right to VAPH’s intellectual property to ODI.

9.             Miscellaneous

9.1           If any provision of this Agreement is, or is declared to be, invalid or unenforceable, such invalidity or unenforceability shall not effect either the balance of such provisions, to the extent it is not invalid or unenforceable, or the remaining provisions hereof.

9.2           Except for the further writing arid agreements contemplated hereby, this Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them with respect to the subject matter hereof. No amendment of this Agreement shall be effective unless embodies in a written instrument executed by all f the parties.

9.3           This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

9.4           The rights and obligations of the parties under this Agreement shall inure to the benefit of arid be binding upon their respective successors and assigns, provided. however, that neither VAPH nor ODI may assign this Agreement or any portion thereof, without the express written consent of the other which consent shall be unreasonably withheld.  This provision does not pertain to assignments made to subsidiaries of the corporate parties to this Agreement.

9.5           All headings contained in this Agreement are for convenience and shall not affect the interpretation or meaning of this Agreement.

9.6           The failure of any party hereto at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way to effect the validity of this Agreement or any provisions hereof or the right of any party hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such a waiver is sought. No waiver of any such breach shall be construed or deemed to be a waiver of any other subsequent breach.

9.7           This Agreement does not constitute a partnership or joint venture between the panics, nor does it constitute one party as an agent for the other. Other than for the product described hereinabove, ODI has no rights to VAPI intellectual properly, patents or other formula and products. Each party shall be responsible for its own employees and all tax reporting and payment associated with the operation of its business.

IN WITNESS THEREOF, the parties have executed this Agreement as of the date first above mentioned.

ORTHODISTRIBUTION, INC.

By:
Name:
Title:

VASO ACTIVE PHARMACEUTICALS, INC.

By:
Name:
Title: